Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports First Quarter 2022 Results

•EPS of $0.88, up $0.18 from adjusted EPS in the first quarter of 2021
•Aviation backlog $5.1 billion, up $1.0 billion from year-end 2021
•Net cash from operating activities of $225 million, up $118 million from the first quarter of 2021

Providence, Rhode Island – April 28, 2022 – Textron Inc. (NYSE: TXT) today reported first quarter 2022 net income of $0.88 per share, compared with $0.75 per share, or $0.70 per share of adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, in the first quarter of 2021.

“In the quarter, we saw higher overall revenues, net operating profit and cash generation as compared to last year's first quarter,” said Textron Chairman and CEO Scott C. Donnelly.
"At Textron Aviation, we saw continued strong order momentum with backlog growth of $1 billion and solid execution with segment profit margin of 11.6%."
Cash Flow

Net cash provided by operating activities of the manufacturing group for the first quarter was $225 million, compared to $107 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $209 million for the first quarter, compared to $71 million last year.

In the quarter, Textron returned $157 million to shareholders through share repurchases.

First Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.0 billion were up $175 million from the first quarter of 2021, largely due to higher aircraft and aftermarket volume.
Textron Aviation delivered 39 jets in the quarter, up from 28 last year, and 31 commercial turboprops, up from 14 in last year's first quarter.

Segment profit was $121 million in the first quarter, up $74 million from a year ago, largely due to the impact from higher volume and mix of $55 million and favorable pricing, net of inflation of $16 million.

Textron Aviation backlog at the end of the first quarter was $5.1 billion.

Bell

Bell revenues were $834 million, down $12 million from last year, due to lower commercial revenues of $32 million, largely reflecting the mix of aircraft sold during the periods, partially offset by higher military revenues of $20 million.

Bell delivered 25 commercial helicopters in the quarter, up from 17 last year.

Segment profit of $98 million was down $7 million, primarily reflecting lower volume and mix described above, partially offset by a favorable impact from performance.

Bell backlog at the end of the first quarter was $4.8 billion.

Textron Systems

Revenues at Textron Systems were $273 million, down $55 million from last year's first quarter due to lower volume of $59 million, primarily reflecting the impact of the U.S. Army’s withdrawal from Afghanistan on our fee-for-service and aircraft support contracts.

Segment profit of $33 million was down $18 million from a year ago, largely due to the impact of lower volume and mix of $11 million and an unfavorable impact from performance of $9 million, primarily reflecting lower net favorable program adjustments related to our fee-for-service contracts.

Textron Systems’ backlog at the end of the first quarter was $2.1 billion.

Industrial

Industrial revenues were $838 million, up $13 million from last year, primarily due to a favorable impact of $46 million from pricing, principally in the Specialized Vehicles product line, partially offset by lower volume and mix in the Fuel Systems and Functional Components product line due to the impact of global supply chain shortages on our auto OEM customers.

Segment profit of $43 million was down $4 million from the first quarter of 2021, primarily due to the lower volume and mix described above.
Finance

Finance segment revenues were $16 million, and profit was $9 million.

Conference Call Information

Textron will host its conference call today, April 28, 2022 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 867-6169 in the U.S. or (409) 207-6975 outside of the U.S.; Access Code: 6069432.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, April 28, 2022 by dialing (402) 970-0847; Access Code: 5894411.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; risks and uncertainties related to the ongoing impact of the COVID-19 pandemic and the potential impact of Russia’s invasion of, and continued military attacks on, Ukraine, on our business and operations; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
REVENUES
MANUFACTURING:
Textron Aviation	$1,040	$865
Bell	834	846
Textron Systems	273	328
Industrial	838	825
	2,985	2,864
FINANCE	16	15
Total revenues	$3,001	$2,879

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$121	$47
Bell	98	105
Textron Systems	33	51
Industrial	43	47
	295	250
FINANCE	9	6
Segment profit	304	256

Corporate expenses and other, net	(44)	(40)
Interest expense, net for Manufacturing group	(28)	(35)
Special charges (a)	—	(6)
Gain on business disposition (b)	—	15
Income before income taxes	232	190
Income tax expense	(39)	(19)
Net income	$193	$171

Diluted earnings per share	$0.88	$0.75

Diluted average shares outstanding	219,607,000	228,284,000

Net income and Diluted earnings per share (EPS) GAAP to Non-GAAP reconciliation for the three months ended April 3, 2021:

		April 3, 2021
Net income - GAAP		$171
Add: Special charges, net of tax (a)		4
Less: Gain on business disposition, net of tax (b)		(15)
Adjusted net income - Non-GAAP (c)		$160

Earnings Per Share:
Net income - GAAP		$0.75
Add: Special charges, net of tax (a)		0.02
Less: Gain on business disposition, net of tax (b)		(0.07)
Adjusted net income - Non-GAAP (c)		$0.70

(a)In connection with a restructuring plan initiated in the second quarter of 2020, we incurred special charges of $6 million for the three months ended April 3, 2021.
(b)In January 2021, we completed the sale of TRU Simulation + Training Canada Inc. which resulted in an after-tax gain of $15 million.
(c)Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	April 2, 2022	January 1, 2022
Assets
Cash and equivalents	$1,978	$1,922
Accounts receivable, net	800	838
Inventories	3,663	3,468
Other current assets	1,055	1,018
Net property, plant and equipment	2,488	2,538
Goodwill	2,147	2,149
Other assets	3,025	3,027
Finance group assets	755	867
Total Assets	$15,911	$15,827

Liabilities and Shareholders' Equity
Current portion of long-term debt	$7	$6
Accounts payable	823	786
Other current liabilities	2,507	2,344
Other liabilities	1,912	2,005
Long-term debt	3,178	3,179
Finance group liabilities	567	692
Total Liabilities	8,994	9,012

Total Shareholders' Equity	6,917	6,815
Total Liabilities and Shareholders' Equity	$15,911	$15,827

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash Flows from Operating Activities:
Net income	$185	$177
Depreciation and amortization	93	88
Deferred income taxes and income taxes receivable/payable	17	(12)
Pension, net	(41)	(23)
Gain on business disposition	—	(15)
Changes in assets and liabilities:
Accounts receivable, net	37	(103)
Inventories	(176)	(178)
Accounts payable	38	259
Other, net	72	(86)
Net cash from operating activities	225	107
Cash Flows from Investing Activities:
Capital expenditures	(48)	(53)
Proceeds from sale of property, plant and equipment	18	—
Net proceeds from business disposition	—	39
Other investing activities, net	2	—
Net cash from investing activities	(28)	(14)
Cash Flows from Financing Activities:
Principal payments on long-term debt and nonrecourse debt	(2)	(267)
Purchases of Textron common stock	(157)	(91)
Dividends paid	(5)	(5)
Other financing activities, net	25	24
Net cash from financing activities	(139)	(339)
Total cash flows from continuing operations	58	(246)
Effect of exchange rate changes on cash and equivalents	(2)	(3)
Net change in cash and equivalents	56	(249)
Cash and equivalents at beginning of period	1,922	2,146
Cash and equivalents at end of period	$1,978	$1,897

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended
	April 2, 2022	April 3, 2021
Net cash from operating activities - GAAP	$225	$107
Less: Capital expenditures	(48)	(53)
Add: Total pension contributions	14	17
Proceeds from sale of property, plant and equipment	18	—
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$209	$71
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash Flows from Operating Activities:
Net income	$193	$171
Depreciation and amortization	93	90
Deferred income taxes and income taxes receivable/payable	19	—
Pension, net	(41)	(23)
Gain on business disposition	—	(15)
Changes in assets and liabilities:
Accounts receivable, net	37	(103)
Inventories	(176)	(178)
Accounts payable	38	259
Captive finance receivables, net	18	69
Other, net	60	(89)
Net cash from operating activities	241	181
Cash Flows from Investing Activities:
Capital expenditures	(48)	(53)
Proceeds from sale of property, plant and equipment	18	—
Net proceeds from business disposition	—	39
Finance receivables repaid	13	13
Other investing activities, net	45	6
Net cash from investing activities	28	5
Cash Flows from Financing Activities:
Principal payments on long-term debt and nonrecourse debt	(121)	(287)
Purchases of Textron common stock	(157)	(91)
Dividends paid	(5)	(5)
Other financing activities, net	25	24
Net cash from financing activities	(258)	(359)
Total cash flows from continuing operations	11	(173)
Total cash flows from discontinued operations	—	—
Effect of exchange rate changes on cash and equivalents	(2)	(3)
Net change in cash and equivalents	9	(176)
Cash and equivalents at beginning of period	2,117	2,254
Cash and equivalents at end of period	$2,126	$2,078

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share exclude special charges, net of tax. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. The gain on disposition, net of tax is also excluded as it relates to a disposition in connection with our enterprise-wide restructuring plan, which resulted in the sale of the TRU Simulation + Training Canada Inc. business.

	Three Months Ended April 3, 2021
		Diluted EPS
Net income - GAAP	$171	$0.75
Add: Special charges, net of tax	4	0.02
Less: Gain on business disposition, net of tax	(15)	(0.07)
Adjusted net income - Non-GAAP	$160	$0.70

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended
	April 2, 2022	April 3, 2021
Net cash from operating activities - GAAP	$225	$107
Less: Capital expenditures	(48)	(53)
Plus: Total pension contributions	14	17
Proceeds from sale of property, plant and equipment	18	—
Manufacturing cash flow before pension contributions - Non-GAAP	$209	$71

	2022 Outlook
Net cash from operating activities - GAAP	$1,057	—	$1,157
Less: Capital expenditures		(425)
Add: Total pension contributions		50
Proceeds from sale of property, plant and equipment		18
Manufacturing cash flow before pension contributions - Non-GAAP	$700	—	$800